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Exhibit 10.10

THIS EQUITY CONSIDERATION CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE EQUITY CONSIDERATION UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

KRONA ACQUSITION CORPORATION

EQUITY CONSIDERATION CERTIFICATE

Name: «Purchaser»	May «ClosingDay», 2007

        This certifies that pursuant to the terms of that certain Financing Agreement for the sale of 10% Promissory Notes dated as of May «FinancingAgreementDay», 2007 (the "Financing Agreement") for value received, Krona Acquisition Corporation, a Delaware corporation (the "Company"), hereby grants to the above-named person (the "Holder"), or its registered assigns, the right to receive from the Company $«PrincipalNumeric» face value of Primary Equity Consideration or Alternate Equity Consideration in accordance with the terms of the Financing Agreement. (Unless otherwise stated herein, all capitalized terms shall have the meanings ascribed to them in the Financing Agreement.)

        1.    Securities Acts Compliance.    As a condition to the delivery of the certificates for the securities comprising the Primary Equity Consideration, or the Alternate Equity Consideration, the Company may require the Investor to deliver to the Company, in writing, representations regarding the Investor's sophistication, investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and Company may place conspicuously upon each certificate representing securities comprising the Primary Equity Consideration or the Alternate Equity Consideration a legend restricting the assignment, transfer or other disposition of the such securities, unless such securities have been registered or qualified under the Securities Act of 1933, as amended (the "Act") and applicable blue sky laws, or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required.

        2.    Adjustment in Alternate Equity Consideration.    The number of shares of the Company's common stock comprising the Alternate Equity Consideration issuable to the Holder are subject to adjustment from time to time as provided in Financing Agreement.

          2.1    Subdivision or Combination of the Company's Common Stock.    If the Company at any time subsequent to the date hereof and prior to the issuance of any Alternate Equity Consideration subdivides its outstanding shares of common stock (including a stock dividend) or combines its outstanding shares of common stock into a lesser number of shares, the number of shares issuable pursuant to this Equity Consideration Certificate will be adjusted to such number as is obtained by multiplying the number of shares of common stock issuable pursuant to this Equity Consideration Certificate immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of common stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of common stock outstanding immediately prior to such subdivision or combination.

          2.2    Effect of Sale, Merger or Consolidation.    If any capital reorganization or reclassification of the common stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation, is effected after the date hereof but prior to the issuance of any Alternate Equity Consideration in such a way that holders of Alternate Equity Consideration would be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the Holder will thereafter have the right to receive, upon the basis and the terms and conditions specified in this Equity Consideration Certificate and in lieu of the Alternate Equity Consideration immediately theretofore receivable pursuant to this Equity Consideration Certificate, such securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of common stock equal to the number of shares of common stock immediately theretofore receivable pursuant to this Equity Consideration Certificate, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Equity Consideration Certificate (including, without limitation, provisions for adjustments of the number of shares of common stock issuable pursuant to the Equity Consideration Certificate) will thereafter be applicable, as nearly as may be possible, in relation to any shares of common stock, other securities or assets thereafter deliverable pursuant to this Equity Consideration Certificate The Company will not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of common stock, other securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to receive.

          2.3    Notice to Holder of Adjustment.    Whenever the number of shares of common stock (or other securities or assets) issuable to the Holder pursuant to this Equity Consideration Certificate is adjusted as herein provided, the Company will cause to be delivered to the Holder by fax, first class mail, facsimile, overnight courier, or email, notice setting forth the adjusted number of shares of common stock (or other securities or assets) issuable to the Holder pursuant to this Equity Consideration Certificate and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

        3.    Prior Notice as to Certain Events.    In the event the Company pays any dividend payable in cash or common stock, or makes any distribution to the holders of its common stock, then the Company will give prior written notice, by fax, first class mail, facsimile, overnight courier, or email, addressed to the Holder at the address of such holder as shown on the books of Company, of the date on which (i) the books of Company will close or a record taken for such dividend or distribution. Such notice will also specify the date as of which the holders of the Equity Consideration of record will participate in said dividend or distribution. Such written notice will be given not less than 20 days prior to the record date in respect thereto.

        4.    Reservation of Common Stock.    Not later than the date hereof, the Company will have authorized shares of common stock in an amount sufficient to permit the delivery of the shares of common stock comprising the Alternate Equity Consideration, including the shares of common stock underlying the warrant component of the Alternative Equity Consideration. At all times from and after such date, the Company will reserve and keep available for issuance such number of its authorized but unissued shares of common stock as will be sufficient to permit such delivery. Upon issuance, such shares of common stock will be validly issued, fully paid and nonassessable.

        5.    No Voting Rights; Limitations of Liability.    This Equity Consideration Certificate does not confer upon the holder hereof any voting rights or other rights as a shareholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and in the Financing Agreement, and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Equity Consideration Certificate.

        6.    Restrictions on Transfer.    This Equity Consideration Certificate and the Holder's rights hereunder may be transferred, assigned or subjected to a pledge or security interest by surrender of this Equity Consideration Certificate with a properly executed Assignment (in the form of Exhibit A hereto) at the principal office of the Company. Unless the Company reasonably determines, on the written advice of outside counsel, that the proposed assignment is not permitted pursuant to the requirements of applicable securities law, the Company will register the assignment of this Equity Consideration Certificate in accordance with the information contained in the Assignment and will, without charge, execute and deliver a new Equity Consideration Certificate, or Certificates, in the name of the assignee or assignees named in such assignment instrument and this Equity Consideration Certificate will promptly be cancelled. Conditions to the transfer of this Equity Consideration Certificate or any portion thereof will be that (i) the Holder must deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law and that (ii) the proposed transferee deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions of this Equity Consideration Certificate and the Financing Agreement. The date the Company initially issues this Equity Consideration Certificate will be deemed to be the "Date of Issuance" of this Equity Consideration Certificate regardless of the number of times new certificates representing rights formerly represented by this Equity Consideration Certificate are issued.

        This Equity Consideration Certificate has not been registered under the Act, and, except in the limited instance described in the above paragraph, may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed unless there is (i) an effective registration statement as to the securities comprising the Primary Equity Consideration or the Alternate Equity Consideration under the Act, or (ii) an opinion of counsel for Company to the effect that such registration is not, under the circumstances, required.

        7.    Miscellaneous.

          7.1    Waiver.    No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Equity Consideration Certificate will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.

          7.2    Notices.    All notices, requests, certificates or other communications permitted or required hereunder ("notices") shall be conclusively deemed to have been received and shall be effective (i) on the day on which delivered by hand, email or telecopier to the respective party; (ii) if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the third Business Day after the day on which mailed, addressed to the respective party; or (iv) if sent by overnight courier, the next business day after being sent by overnight courier. Notices may be delivered as follows:

To the Company:	Krona Acquisition Corporation (to be renamed Sygence Corporation) 5151 Beltline Rd, Suite 1100 Dallas, TX 75254 Attn: George Noga Fax: (214) 269-2901 E-mail: gnoga@syngence.com
To the Holder:	at the facsimile number, email or address of the Holder appearing on the books and records of the Company

  Either party, by notice given hereunder, may designate a further or different name or address to which subsequent notices shall be sent.

          7.3    Governing Law; Venue.    This Equity Consideration Certificate and all rights and obligations hereunder, including matters of construction, validity, and performance, will be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the choice or conflicts of laws rules of such state. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Equity Consideration Certificate will be in any federal or state court in Wilmington, Delaware having subject matter jurisdiction.

          7.4    Successors.    This Equity Consideration Certificate will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          7.5    Headings and Exhibits.    The headings used in this Equity Consideration Certificate are for convenience only and will not constitute a part of this Equity Consideration Certificate.

          7.6    Incorporation of Terms of Financing Agreement.    To the extent relevant to this Equity Consideration Certificate, the terms of the Financing Agreement are incorporated herein by reference as though fully set forth herein.

  IN WITNESS WHEREOF, this Equity Consideration Certificate has been executed and delivered by a duly authorized representative of the Company on the day and year first above written.

KRONA ACQUISITION CORPORATION
By:
Name and Title:

EXHIBIT A

Assignment

        To be executed by the registered Holder to request a permitted transfer of the attached Equity Consideration Certificate.

FOR VALUE RECEIVED
("Assignee")
hereby sells, assigns and transfers unto
(Name)	("Assignee")
(Address)

the right to receive Equity Consideration of Krona Acquisition Corporation evidenced by the attached Equity Consideration Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint                    attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:	Assignor:
By
Its
Signature:
APPROVED:	Krona Acquisition Corporation
Date:
By
Its
Signature:

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  Exhibit 10.10